                                                                    EXHIBIT 10.6

                       ASSOCIATED PROPERTY BROKERS, INC.
                            10903 EAST PLAZA DRIVE
                            PARKER, COLORADO 80134
                   PHONE: 303-841-1850,   FAX: 303-840-8363

  THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT
                LEGAL AND TAX OR OTHER COUNSEL BEFORE SINGING.


                          VACANT LAND/FARM AND RANCH
                     CONTRACT TO BUY AND SELL REAL ESTATE

                                                                 August 12, 1998

1.  PARTIES AND PROPERTY.

    Starlight Entertainment, Inc., and/or assigns agrees to buy, and the undersigned [Seller], agrees to sell, on the terms and conditions set forth in this contract, the following described real estate in the County of Douglas, Colorado, to wit: Lots 11, 12, 13 and that portion of Lot 1 as shown in Exhibit A attached hereto and made a part hereof, Block 1, Twenty Mile Village Filing No. 2, according to the plat as recorded on September 8, 1997 at Reception #9749626, County of Douglas, State of Colorado containing approximately 8.5 acres in total. Legal description to be completed, surveyed, described and attached on or before September 8, 1998.

known as No. to be determined             Parker        CO             80134
             -------------------------    ----------    ---------      ---------
                  Street Address             City         State           Zip

together with all interest of Seller in vacated streets and alleys adjacent thereto, all easements and other appurtenances thereto, all improvements thereon and all attached fixtures thereon, except as herein excluded (collectively the Property).

2. INCLUSIONS/EXCLUSIONS. The purchase price includes those items described in Paragraph 21L of the Additional Provisions attached thereto and made part hereof.

(d) WATER RIGHTS. Purchase price to include the following water rights:
See Paragraph 21J of the Additional Provisions attached hereto and made a part hereof.

(e) GROWING CROPS. With respect to the growing crops Seller and Buyer agree as follows:
Not Applicable.

The above-described included items (Inclusions) are to be conveyed to Buyer by Seller by bill of sale, general warranty deed or other applicable legal instrument(s) at the closing, free and clear of all taxes, liens and encumbrances, except as provided in Section 12. The following attached fixtures are excluded from this sale:
None

3. PURCHASE PRICE AND TERMS. The purchase price shall be $1,625,000.00, payable in U.S dollars by Buyer as follows. (Complete and applicable terms below.)

(a) EARNEST MONEY.
$25,000.00 in the form of a promissory note, as earnest money deposit and part payment of the purchase price, payable to and held by North American Title Co., in its trust account on behalf of both seller and Buyer. Broker is authorized to deliver the earnest money deposit to the closing agent, if any, at or before closing.
The balance of $1,600,000.00 (purchase price less earnest money) shall be paid as follows:

(b) CASH AT CLOSING.
$1,600,000.00, plus closing costs, to be paid by Buyer at closing in funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan teller's check, and cashier's check (Good Funds). Subject to the provisions of Section 4, if the existing loan balance at the time of closing shall be different from the loan balance in
Section 3, the adjustment shall be made in Good Funds at closing or paid as follows:

(e) CREDIT INFORMATION. If Buyer is to pay all or part of the purchase price by executing a promissory note in favor of Seller or in an existing loan is not to be released at closing, this contract is conditional upon Seller's approval of Buyer's financial ability and creditworthiness, which approval shall be at Seller's sole and absolute discretion. In such case: (1) Buyer shall supply to Seller on or before, at Buyer's expense, information and documents concerning Buyer's financial, employment and credit condition; (2) Buyer consents that Seller may verify Buyer's financial ability and creditworthiness (3) any such information and documents received by Seller shall be held by Seller in confidence, and not released to other except to protect Seller's interest in this transaction; (4) if Seller does not provide written notice of Seller's disapproval to Buyer on or before ________, then Seller waives this condition. If Seller does not provide written notice of disapproval to Buyer on or before said date, this contract shall terminate.

5.  APPRAISAL PROVISION.
    (Check only one box) This Section 5 [_] shall [X] shall not apply.
If this Section 5 applies, as indicated above, Buyer shall have the sole option and election to terminate this contract if the purchase price exceeds the Property's valuation determined by an appraiser engaged by ____________________. The contract shall terminate by the Buyer causing the Seller to receive written notice of termination and a copy of such appraisal or written notice of termination and a copy of such appraisal or written notice from lender which confirms the Property's valuation is less than the purchase price, on or before ____________________________ (Appraisal Deadline). If Seller does not receive such written notice of termination on or before the appraisal deadline, Buyer waive any right to terminate under this section.

6. COST OF APPRAISAL. Cost of any appraisal to be obtained after the date of this contract shall be timely paid by N/A

7. ASSIGNABLE. This contract shall be assignable by Buyer. Except as so restricted, this contract shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.

8. EVIDENCE OF TITLE. Seller shall furnish to Buyer, at Seller's expense, a current commitment for owner's title insurance policy in an amount equal to the purchase price or on or before August 27, 1998 (Title Deadline). If a title insurance commitment is furnished, Buyer may require of Seller that copies of instruments (or abstracts of instruments) listed in the schedule of exception (EXCEPTIONS) in the title insurance commitment also be furnished to Buyer at Seller's expense. This requirement shall pertain only to instruments shown of record in the office of the clerk and recorder of the designated county or counties. The title insurance commitment, together with any copies or abstracts of instruments furnished pursuant to this Section 8, constitute the title documents (Title Documents). Buyer, or Buyer's designee, must request Seller, in writing, to furnish copies or abstracts of instruments listed in the schedule of exception no later than 3 calendar days after Title Deadline. If Seller furnishes a title insurance commitment, Seller will pay the premium at closing and have the title insurance policy delivered to Buyer as soon a practicable after closing.

9.  TITLE.  See Additional Provisions

(c) SPECIAL TAXING DISTRICTS. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

In the event the Property is located within a special taxing district and Buyer desires to terminate this contract as a result, if written notice is given to Seller on or before the date set forth in Paragraph F of Additional Provisions for Notice of Defects this contract shall then terminate. If Seller does not receive Buyer's notice by the date specified above, Buyer accepts the effect of the Property's inclusion in such special taxing district(s) and waives the right to so terminate.

11. DATE OF CLOSING. The date of closing shall be December 15, 1998, or by mutual agreement at an earlier date. The hour and place of closing shall be designated by Seller and Buyer mutually.

12. TRANSFER OF TITLE. Subject to tender or payment at closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient general warranty. deed to Buyer, on closing, conveying the Property free and clear of all taxes except the general taxes for the year of closing, and except Reservations and Restrictions of record and Declaration of Covenants and Easements to be recorded.

Title shall be conveyed free and clear of all liens for special improvements installed as the date of Buyer's signature hereon, whether assessed or not; (i) distribution utility easements (including cable TV), (ii) those matters reflected by the Title Documents accepted by Buyer in accordance with subsection n 9(a), (iii) those rights, if any, of third parties in the Property not shown by the public records in accordance with subsection 9(b), (iv) inclusion of the Property within any special taxing district building and zoning regulations.

13. PAYMENT OF ENCUMBRANCES. Any encumbrance required to be paid shall be paid at or before closing from the proceeds of this transaction or from any other source.

14. CLOSING COSTS, DOCUMENTS AND SERVICES. Buyer and Seller shall pay, in Good Funds, their respective closing costs and all other items required to be paid at closing, except as otherwise provided herein. Buyer and Seller shall sign and complete all customary or required documents at or before closing. Fees for real estate closing services shall not exceed $500.00 and shall be paid at closing by the parties in equal shares.

15. PRORATIONS. General taxes for the year of closing, based on the taxes for the calendar year immediately preceding closing, rents, water and sewer charges, owner's association dues, and interest on continuing loan(s), if any, and similar items shall be prorated to date of closing.

16. POSSESSION. Possession of the Property shall be delivered to Buyer as follows:
on date of closing.

subject to the following lease(s) or tenancy(s):
None

If Seller, after closing, fails to deliver possession on the date herein specified, Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $450.00 per day from the date of agreed possession until possession is delivered .

17. CONDITION OF AND DAMAGE TO PROPERTY. Except as otherwise provided in this contract, the Property and Inclusions shall be delivered in the condition existing as of the date of this contract, ordinary wear and tear excepted. In the event the Property shall be damaged by fire or other casualty prior to time of closing, in an amount of not more than ten percent of the total purchase price, Seller shall be obligated to repair the same before the date of closing. In the event such damage is not repaired within said time or if the damages exceed such sum, this contract may be terminated at the option of Buyer. Should Buyer elect to carry out this contract despite such damage, Buyer shall be entitled to credit for all the insurance proceeds resulting from such damage to the Property and Inclusions, not exceeding, however, the total purchase price. Should any Inclusion(s) or service(s) fail or be damaged between the date of this contract and the date of closing or the date of possession, whichever shall be earlier, then Seller shall be liable for the repair or replacement of such Inclusion(s) or service(s) with a unit of similar size, age and quality, or an equivalent credit, less any insurance proceeds received by Buyer covering such repair or replacement. The risk of loss for any damage to growing crops, by fire or other casualty, shall be borne by the party entitled to the growing crops, if any, as provided in Section 2 an such party shall be entitled to such insurance proceeds or benefits for the growing crops, if any.

18. TIME OF ESSENCE/REMEDIES. Time is of the essence hereof. If any note or check received as earnest money hereunder or nay other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies.

(a)  IF BUYER IS IN DEFAULT: (CHECK ONE BOX ONLY)

[_] (1)   SPECIFIC PERFORMANCE.  Seller may elect to treat this contract as cancelled, in which case all payments and things of value received hereunder shall be forfeited and retained on behalf of Seller, may recover such damages as may be proper, or Seller may elect to treat this contract as being in full force and effect and Seller shall have the right to specific performance or damages, or both.

[X] (2) LIQUIDATED DAMAGES. All payments and things of value received hereunder shall be forfeited by Buyer and retained on behalf of Seller and both parties shall thereafter be released from all obligation hereunder. It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in subsection (c)) are SELLER'S SOLE AND ONLY REMEDY for Buyer's failure to perform the obligation of this contract. Seller expressly waives the remedies of specific performance and additional damages.

(b) IF SELLER IS IN DEFAULT: Buyer may elect to treat this contract as cancelled, in which case all payments and things of value received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.

(c) COSTS AND EXPENSES. Anything to the contrary herein notwithstanding, in the event of any arbitration or litigation arising out of this contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney fees.

19. EARNEST MONEY DISPUTE. Notwithstanding any termination of this contract, Buyer and Seller agree that, in the event of any controversy regarding the earnest money and things of value held by broker or closing agent, unless mutual written instruction are received by the holder of the earnest money and things of value, broker or closing agent shall not be required to take any action but may await any proceeding, or at broker's or closing agent's option and sole discretion, may interplead all parties and deposit any moneys or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.

20. ALTERNATIVES DISPUTE RESOLUTION: MEDIATION. If a dispute arises relating to this contract, and is not resolved, the parties and broker(s) involved in such dispute (Disputants) shall first proceed in good faith to submit the matter to mediation. The Disputants will jointly appoint an acceptable mediator and will share equally in the cost of such mediation, In the event the entire dispute is not resolved within thirty (30) calendar days from the date written notice requesting mediation is sent by one Disputant to the other(s), mediation, unless otherwise agreed, shall terminate. This section shall not alter any date in this contract, unless otherwise agreed.

21. ADDITIONAL PROVISIONS. (The language of these additional provisions has not been approved by the Colorado Real Estate Commission).
See Additional Provisions Paragraphs 21A-21BB, attached hereto and made a part hereof.

22. RECOMMENDATION OF LEGAL COUNSEL. By signing this document, Buyer and Seller acknowledge that the Selling Company or the listing Company has advised that this document has important legal consequences and has recommended the examination of the title and consultation with legal tax or other counsel before signing this contract.

23. TERMINATION. In the event this contract is terminated, all payments and things of value received hereunder shall be returned and the parties shall be relieved of all obligation hereunder, subject to Section 19.

24.  SELLING COMPANY BROKER RELATIONSHIP.  The selling broker,
Associated Property Brokers, Inc., and its salespersons have been engaged as Transaction Broker. Selling Company has previously disclosed in writing to the Buyer that different relationships are available which include buyer agency, seller agency, subagency, or transaction-broker.

25. NOTICE TO BUYER. Any notice to Buyer shall be effective when received by Buyer, or, if this box is checked [_] when received by Selling Company.

26. NOTICE TO SELLER. Any notice to Seller shall be effective when received by Seller or Listing Company.

27. MODIFICATION OF THIS CONTRACT. No subsequent modification of any of the terms of this contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.

28. ENTIRE AGREEMENT. This contract constitutes the entire contract between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this contract.

29. NOTICE OF ACCEPTANCE: COUNTERPARTS. This proposal shall expire unless accepted in writing by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance on or before August 17, 1998 (Acceptance Deadline). If accepted, this document shall become a contract between Seller and Buyer. A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be in full and complete contract between the parties.


Starlight Entertainment, Inc.,  and/or assigns
  10831 South Crossroads Drive, Parker, CO 80134

BUYER /s/ R. Haydn Sileck                           Date          8/12/98
     -----------------------------                       ------------------
By:  Starlight Entertainment, Inc., and/or assigns
     R. HAYDN SILECK, President


________________________________________________________________________________

Twenty Mile Village, LLC, a Colorado Limited Liability Company
  325 W. Lake Mead Drive, Henderson, NV 89015

SELLER /s/ William S. Arrington                     Date          8/15/98
      ----------------------------                       ------------------
By: William S. Arrington, Manager

________________________________________________________________________________

Selling Company confirms its Broker Relationship as set forth in Section 24.

Selling Company:
                Associated Property Brokers, Inc.
                19039 East Plaza Drive
                Parker, Colorado 80134
                Phone: 303-841-1850,        Fax:  303-840-8363

                By: /s/ Dennis Niewoehner                         8/12/98
                   -------------------------             -------------------
      Signature        Dennis Niewoehner                            Date

Listing Company      Associated Property Brokers, Inc.

By  /s/ SIGNATURE ILLEGIBLE                                        8/12/98
  -----------------------------                        ------------------------
  Signature                                                              Date


19039 E. Plaza Drive, Suite 260, Parker           Colorado           80134
--------------------------------------------------------------------------------
           Address                               State               Zip

Phone   (303) 841-1850
Fax     (303) 840-8363


________________________________________________________________________________

NOTE: CLOSING INSTRUCTIONS SHOULD BE SIGNED AT THE TIME THIS CONTRACT IS SIGNED.
________________________________________________________________________________

To that certain contract dated August 12, 1998, by and between Twenty Mile Village LLC, a Colorado Limited Liability Company, as Seller, and Starlight Entertainment, Inc. and/or assigns, as Buyer, concerning the Property legally described as Lots 11, 12, 13 and that portion of Lot 1 as shown on Exhibit A, Block 1, Twenty Mile Village Filing No. 2 (the "Property"). To the extent that these Additional Provisions conflict with, modify or supplement other portions of the contract, the provisions contained in these Additional Provisions shall govern and control the rights and obligations of the parties. In all other respects, the terms of the printed portion of the Contract are republished and reaffirmed hereby. Words and phrases defined in the printed portion of the Contract shall have the same meaning in these Additional Provisions unless otherwise stated.

ADDITIONAL PROVISIONS:

21A. BROKERS - THOSE NAMED ONLY
The Buyer and Seller represent to each other that they have had no negotiations through or brokerage services performed by any broker or intermediary other than Associated Property Brokers, Inc. in connection with the execution and delivery of this contract.

21B. NOTICES
Any notices which a party desires or is required to give hereunder shall be in writing and shall be deemed given when delivered personally to each party, delivered by facsimile, or deposited in the United States Mail, postage prepaid, either registered or certified, return receipt requested, to the parties at the following addresses:

BUYER:    Starlight Entertainment, Inc.
          Haydn Silleck
          10831 South Crossroads Drive
          Parker, CO 80134

SELLER:   Twenty Mile Village, LLC
          William S. Arrington, Manager
          325 W. Lake Mead Drive
          Henderson, NV 89015

BROKERS:  Dennis Niewoehner
          Associated Property Brokers, Inc.
          19039 E. Plaza Drive, Suite 260
          Parker, CO 80134

21C. NEXT BUSINESS DAY
In the event any date described herein for payment or performance of the provisions hereof falls on a Saturday, Sunday or legal holiday, the time for such payment or performance shall be extended to the next business day.

21D. ENTIRE DOCUMENT
The Seller and the Buyer acknowledge that there are no statements, warranties or representations between them that are not included in this Agreement, and this Agreement shall not be modified or changed in any manner, unless in writing, and executed by all the parties hereto.

21E  DISCLAIMER
The Buyer acknowledges that Associated Property Brokers, Inc. has not made a physical inspection of the Property and has no actual knowledge of any defects in the Property except as identified in writing to the Buyer. The Buyer has been advised by Broker to make an investigation of the Property at its own expense, which investigation should include without limitation the availability of access, utility services, zoning, environmental risks and soil conditions.

21F. TITLE
If Buyer shall assert the existence of any encumbrance, encroachment, defect in or objection to title which, in Buyer's sole and subjective opinion, renders all or any portion of the Property unfit for Buyer's intended use, and which Buyer does not waive (any of which is called a "defect of title"), Buyer shall give written notice to Seller of such defects of title within 10 days after receipt of the Title Documents. Upon receipt of notice of defects from Buyer, Seller may, by written notice to Buyer within 10 days, elect to cure such defects or not to cure them. Unless Seller elects to cure such defects, Buyer may, by written notice to Seller within forty-five (45) days after mutual execution of this Contract (a) elect to waive such defects and proceed to close; or (b) terminate this Contract. In the event that Buyer fails to give written notice of defects, of termination or of election to cure within the times stated herein, Buyer shall be deemed to have accepted and approved the status of the title as disclosed by the title evidence. If, after electing to cure such defects, Seller is unable to do so prior to Closing, Buyer shall have the options stated in (a) and (b). If Buyer gives notice of termination pursuant to this Paragraph 21F, this Contract shall be null and void, the listing company shall promptly return to Buyer its earnest money deposit,'and both parties shall be released from all further obligation,-, hereunder. Upon North American Title Co. receiving a satisfactory survey, the property shall be conveyed to Buyer deleting the standard 1-5 exceptions to title.

21G. ASSIGNMENT
This Contract shall be binding upon and inure to the benefit of both Seller and Buyer and their respective successors and assigns. In the event of any assignment of this Contract by Buyer, the assignee shall be substituted in all respects instead of and to the exclusion of Buyer.

21H. CONTINGENCIES
(a)  SITE PLAN
The closing of this Contract is contingent upon Buyer, at Buyer's expense, obtaining an acceptable Site Plan approval and/or assurances from the Town of Parker for Buyer's intended use of the Property as a movie theatre and sports restaurant. Buyer shall prepare its Site Plan in accordance with the Town of Parker standards and the Twenty Mile Village Retail Declaration of Protective Covenants, Restrictions, Operations and Easements. Buyer shall submit the site plan and building elevations to the Architectural Review Committee of Twenty Mile Village for review and approval before submitting the Site Plan to the Town of Parker. If Buyer is not satisfied with the results of said approval and/or assurances from the Review Committee and/or the Town of Parker and written notice thereof is received by Associated Property Brokers, Inc. on or before ninety (90) calendar days following full execution of this Contract, Buyer may declare this Contract null and void, have the earnest money deposit returned, and all parties shall be released from further obligation hereunder. In the event that such notification is not received by Associated Property Brokers, Inc. on or before the date specified above, then this Contract shall continue in full force and effect and the contingency as set forth in this paragraph shall be deemed to be waived, Buyer shall have the right to extend this provision for a period of up to 30 days upon written notice delivered to Seller and Associated Property Brokers, Inc. on or before the last day of the 90-day period, stating that, notwithstanding Buyer's diligent efforts, it has not been able to satisfy the contingency set forth in Paragraph 21H(a) of this Agreement, and that Buyer will continue its efforts with the assistance of Seller, in a diligent manner, to satisfy such contingency. If the site plan approval and assurances are not concluded at the end of the 90 day period, 120 days if extended as provided above, then this contract shall be null and void, the earnest money shall be returned to the Buyer and all parties hereto shall be relieved of any further obligation hereunder.

(b)  SOIL TEST
Buyer shall be entitled to go upon the Property for the purpose of making soil tests. This shall be done at the Buyer's sole cost and expense, and the Buyer shall in no way damage, destroy, or harm the Property being conveyed, or any improvements thereon. Further, the Buyer shall not permit any mechanic's or materialmen's liens to be filed against the Property and agrees to indemnify Seller with respect thereto. In the event that Buyer is not satisfied with the results of the soil test, he may by notifying Associated Property

Brokers, Inc. in writing on or before forty-five (45) calendar days following full execution of this contract, declare this contract null and void, have the earnest money deposit returned, and all parties shall be released from further obligation hereunder. In the event that such notification is not received by Associated Property Brokers, Inc. on or before the date specified above, then this Contract shall continue in full force and effect and the contingency as set forth in this paragraph shall be deemed to be waived.

(C)  ENVIRONMENTAL SITE ASSESSMENT
Seller or any designee shall perform an environmental site assessment (Phase 1) of the Property at the expense of Seller. Once the report is received by Buyer, Buyer shall have ten (10) days to object to the report. If written notice of Buyer's objection to any environmental matter, signed by Buyer, is given to Associated Property Brokers, Inc. on or before ten (10) calendar days following receipt of the report, this contract shall then terminate and the earnest money deposit shall be promptly refunded to Buyer. If written notice of objection to any environmental matter is not given to Associated Property Brokers, Inc, as set forth above, such contingency shall be deemed waived.

(D)  STOCK OFFERING
The purchase of the Property by Buyer is expressly contingent upon Buyer closing on its public stock offering. If Buyer does not close and written notice thereof is received by Associated Property Brokers, Inc. on or before forty-five (45) calendar days following full execution of this Contract, Buyer may declare this contract null and void, have the earnest money deposit returned, and all parties shall be released from any further obligation hereunder. In the event that such notification is not received by Associated Property Brokers, Inc. on or before the date specified above, then this Contract shall continue in full force and effect and the contingency as set forth in this paragraph shall be deemed waived.

(E)  ENHANCED SALES TAX INCENTIVE PROGRAM
It is hereby understood that the Seller, as developer as Twenty Mile Village, is in the process of making application to the Town of Parker to participate in their Enchanted Sales Tax Incentive Program (ESTEP). Participation in ESTEP shall be based upon approval by the Town Council, exercising its legislative desecration in good faith. Once the Seller and the Town of Parker reach an agreement for the amounts and items to be included in the ESTEP program, Seller shall meet with Buyer to negotiate a participation credit to Buyer based upon Buyer's site plan and buildings to be located on the subject property and/or improvements to the adjacent right-of-way areas. In the event that Buyer and Seller cannot agree on the amount of Buyers participation in Seller's ESTEP program with the Town of Parker and written notice is received by Associated Property Brokers, Inc. from Buyer on or before fifteen (15) calendar days following submission of the ESTEP program to Buyer, Buyer may declare this contract null and void, have the earnest money returned, and all parties shall be released from any further obligation hereunder, In the event that such notification is not received by Associated Property Brokers, Inc., on or before the date specified above, then this contract shall continue in full force and effect and the contingency as set forth in this paragraph shall be deemed waived.

21I. DRAINAGE AND DETENTION
It is hereby understood and agreed by the parties hereto that Seller agrees to contract for, construct and pay for the installation of the common drainage ponds for Twenty Mile Village. Buyer shall have no cost liability nor construction obligation to provide for said common drainage pond but shall be responsible to design, engineer and pay for any and all surface drainage channels and/or underground culverts to transfer drainage water from subject property to the drainage ponds. Seller hereby represents to Buyer that the common drainage detention facility will be completed prior to Buyer obtaining a Certificate of Occupancy from the Town of Parker.

21J. WATER RESOURCE TOLLS
For and in consideration of the closing of this Contract, Seller agrees to sell and Buyer agrees to purchase any and all Water Resources Tolls commonly known as SFE's as required by Parker Water and Sanitation District, from Seller. Seller shall convey the necessary Water Resources Tolls at a price equal to that which the Parker Water and Sanitation District would have charged Buyer.

21K. BUYER'S INDEMNITY REGARDING INSPECTIONS
Buyer hereby agrees to indemnify Seller and to hold Seller, Seller's agents and employees and the Property harmless from and against any and all losses, costs, damages, claims or liabilities, including but not limited to, mechanic's and materialmen's liens and attorneys' fees arising out of or in connection with Buyer's access to or entry upon the premises for purposes of conducting any audits, tests, inspections or investigations.

21L. ITEMS INCLUDED IN PURCHASE PRICE
The purchase price for the Property shall include all of Seller's right, title and interest, if any, in and to the following:

(a)  All rights with respect to oil, gas and minerals in or under the Property;
     and

(b) All streets and public improvements lying within public rights-of-way adjacent, contiguous or allocable to the Property.

21M. CURB CUTS, AND SEWER LINE CONSTRUCTION AND TRAFFIC SIGNALS
It is understood and agreed by the parties hereto that Seller agrees to construct and pay for the curb cut onto Dransfeldt Road providing access to the subject property along with the traffic signal to be installed in the right-of-way of Dransfeldt Road and the curb cut at a future date. A water line is located in Dransfeldt Road and in Mainstreet. Seller agrees to construct and pay for a sewer line extension to provide sewer service to the property. Said sewer line shall be extended through the property along the southern boundary of Lots 11, 12 and 13 by Seller and shall be constructed according to the specifications of the Parker Water & Sanitation District.

21N. NIEWOEHNER DISCLOSURE
It is hereby disclosed that Dennis Niewoehner is a licensed Colorado real estate salesman permitted to participate in any and all commissions involved herein, and it is understood by Buyer that Dennis Niewoehner has a minority ownership interest in the subject Property with Seller.

21O. COLORADO REAL ESTATE COMMISSION DISCLAIMER
These Additional Provisions have not been approved by the Colorado Real Estate Commission; they have been prepared by Associated Property Brokers, Inc. By signing this document, Buyer and Seller acknowledge that the Selling Company has recommended that Buyer and Seller obtain the advice of their own legal counsel regarding examination of title and this Contract.

21P. PAYMENT OF EARNEST MONEY NOTE
On the date Buyer gives notice to Seller of Buyer's approval and satisfaction of conditions as described in Paragraph 21H, Buyer shall convert the earnest money note given hereunder to a cash deposit to be held by the title company in an interest-bearing account (the "Deposit"), to be credited toward the cash payment due from Buyer on the Closing date. Any and all accrued interest shall be credited to Buyer.

21Q. DECLARATION OF PROTECTIVE COVENANTS, RESTRICTIONS, OPERATIONS AND EASEMENTS As soon as possible after execution hereof, but no later than fifteen (15) days from Seller's acceptance of this Contract, Seller shall provide Buyer with a copy of the Declaration of Protective Covenants, Restrictions, Operations and Easements. Buyer's obligations under this Contract are expressly conditions upon Buyer's review and approval of the Declaration to which the property shall be subjected . Unless Seller receives Buyer's written disapproval of the Declaration within ten (10) days after receipt of the same, Buyer shall be deemed to have approved the document. Once approved by Buyer, acceptance of the Declaration obligates Buyer to perform according to the terms and conditions of the Declaration as they pertain only to the property being purchased by Buyer.

21R. NON-COMPLETE CLAUSE
So long as Buyer's Sports Restaurant is operated as a sports restaurant (bar), it is hereby agreed to by Seller that Seller will not allow any other Sports Bar business in Twenty Mile Village Filing No. 2 subdivision. Restaurants which do provide TV's but are not labeled as sports bars shall be permitted in Twenty Mile Village Filing No. 2 so long as they do not exceed having 5 TV sets and the TV screens are not larger than 40 inches.

21S. SURVEY
On or before September 8, 1998, Seller shall provide to Buyer a certified boundary survey of the Property, completed by a licensed Colorado surveyor to include the legal description, and all easements, utilities, structures, and rights of way in-place or of record with all field corner pins, re-bar or caps in-place, staked and flagged. The Survey shall designate acreage and/or total square footage of the real estate therein as defined by Buyer on the Plan attached as Exhibit A.

21T. CONTINGENCY PERIOD FOR PLAN APPROVALS AND PLATTING
Prior to September 30, 1998, Seller shall file a formal sketch/preliminary plan submittal with the Town of Parker ("the Town") for sketch/preliminary plan approval of the Property. Seller shall, thereafter, in an expeditious and timely manner, complete final plat and platting submittal procedures to Buyer's approval that meet Buyer's Intended Use of the Property.

21U. SURVIVAL OF TERMS
All terms, provisions, conditions and obligations contained in this Contract shall survive the closing and delivery of the deed to the Property and shall not be merged therein.

21V. ADDITIONAL DOCUMENTS
Each party hereto shall from time to time execute and deliver such further instruments as the other party or its counsel may reasonably request to effectuate the intent of this Contract.

21W. GOVERNING LAW
The parties hereto expressly agree that the terms and conditions hereof, and subsequent performance hereunder, shall be construed and controlled by the laws of the State of Colorado.

21X. BINDING EFFECT
Tile provisions hereof shall be binding upon and inure to the benefit of the heirs, successors, personal representatives and assigns of the parties.

21Y. SEVERABILITY
Should any term or condition hereof be deemed void or unenforceable, the remaining provisions of this Contract shall remain in full force and effect.

21Z. AUTHORITY
William S. Arrington hereby represents and warrants that he has full rights and authority to represent, negotiate on behalf of, sign for, obligate and otherwise bind the Seller in the transaction hereby contemplate.

21AA. FACSIMILE COPIES
For all purposes under this Contract, including delivery, the Parties agree that facsimile copies, signed and initialed in the counter part, shall be deemed to be originals binding upon the parties hereto, with the exception of the execution deeds, which must be executed with original signatures. Notwithstanding the foregoing, and for the purpose of convenience only, both Parties agree to provide actual signed original documents to Associated Property Brokers, Inc. prior to closing.

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

21BB. SURVIVAL
All representations, warranties and covenants made herein shall survive the closing and conveyance of title hereunder and remain enforceable thereafter.

SELLER:
TWENTY MILE VILLAGE, LLC

By: /s/ William S. Arrington
   -------------------------
William S. Arrington, Manager


BUYER
STARLIGHT ENTERTAINMENT, INC.

By: /s/ Haydn Silleck
   -------------------------
Haydn Silleck

                        (addendum to contract tmv sei)

                                   EXHIBIT A



                             [DESCRPTION TO COME]